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                                 EXHIBIT 15.1



                   GOTHIC ENERGY CORPORATION AND SUBSIDIARY
           LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION



Securities and Exchange Commission
450 Fifth Street, Northwest
Washington, DC  20549

          Re:  GOTHIC ENERGY CORPORATION AND SUBSIDIARY
               REGISTRATION ON FORM S-3

Gentlemen:

     We are aware that our reports dated May 15, 1998, August 10, 1998, and November 3, 1998 on our reviews of interim financial information of Gothic Energy Corporation for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998 and included in the Company's quarterly reports on Form 10-QSB for the quarters then ended are incorporated by reference in this registration statement on Form S-3 (File No. 333-______). Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                              PRICEWATERHOUSECOOPERS LLP


Tulsa, Oklahoma
November 27, 1998